Exhibit 99.3
                                                                    ------------


                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))


Check this box if no longer subject to Section 16: [ ]

Name and Address:                            Oracle Partners, L.P.
                                             200 Greenwich Avenue, 3rd Floor
                                             Greenwich, CT 06830

Issuer and Ticker Symbol:                    Mediware Information Systems, Inc.
                                             (MEDW)

Date of Earliest Transaction:                --

Relationship to Issuer:                      10% Owner

Designated Filer:                            Larry N. Feinberg

TABLE I INFORMATION
Title of Security:                           Common Stock
Transaction Date:                            --
Transaction Code:                            --
Securities Disposed:                         --
Acquired or Disposed:                        --
Ownership Form:                              D (1)
Amount Beneficially Owned After Transaction  789,300 as of the date hereof


Signature:                                   ORACLE PARTNERS, L.P.

                                             By: Oracle Associates, LLC,
                                                 its general partner

                                             By: /s/ Larry N. Feinberg
                                                 ------------------------------
                                                 Name:  Larry N. Feinberg
                                                 Title: Managing Member


Date:                                        April 8, 2005